================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                  AMENDMENT #3
                          REGISTRATION NO.: 333-126504

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HOST VENTURES INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

           NEVADA                       1000                   Applied For
--------------------------    -----------------------     ----------------------
State or jurisdiction of       Primary Standard Industrial    I.R.S. Employer
incorporation or organization  Classification Code Number    Identification No.

                               Host Ventures Inc.
                          9544 South Chesapeake Street
                         Highlands Ranch, Colorado 80126
                             Telephone: 970-567-7717
                             Facsimile: 720-344-0920
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd Suite 300
                               Las Vegas, NV 89128
                             Telephone: 702-562-4091
                             Facsimile: 702-562-4081
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:          as soon as practicable after the effective
                                            date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
| X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

                                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

TITLE OF EACH CLASS OF   DOLLAR AMOUNT TO BE    PROPOSED MAXIUM        PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE         REGISTERED             OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE (2)
REGISTERED                                      SHARE (1)              PRICE (2)
-------------------------------------------------------------------------------------------------------------------
Common Stock             $156,250               $0.05                  $156,250               $18.39
-------------------------------------------------------------------------------------------------------------------

(1)      Based on the last sales price on March 31, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION, Dated October 31, 2005

                                   PROSPECTUS
                               HOST VENTURES INC.
                                3,125,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                The Date Of This Prospectus Is: October 31, 2005

                                Table Of Contents

                                                                           Page
Summary                                                                       4
Risk Factors                                                                  5
Use of Proceeds                                                               8
Determination of Offering Price                                               8
Dilution                                                                      8
Selling Securityholders                                                       8
Plan of Distribution                                                         11
Legal Proceedings                                                            12
Directors, Executive Officers, Promoters and Control Persons                 12
Security Ownership of Certain Beneficial Owners and Management               13
Description of Securities                                                    13
Interest of Named Experts and Counsel                                        14
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities                                                   14
Organization Within Last Five Years                                          15
Description of Business                                                      15
Plan of Operations                                                           18
Description of Property                                                      19
Certain Relationships and Related Transactions                               19
Market for Common Equity and Related Stockholder Matters                     20
Executive Compensation                                                       21
Financial Statements                                                         21
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure                                          22

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration as an exploration stage company. An "exploration stage company" includes all issuers engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. Development stage companies are engaged in the preparation of an established commercially minable deposit (reserves) for its extraction, which are not in the production stage. Production stage companies are engaged in the exploitation of a mineral deposit (reserve).

To date, we have only recently commenced exploration on our sole exploration target, the Scadding West mineral claim located in Scadding Township, Sudbury Mining Division, Ontario. We acquired a 100% interest in the Scadding West claim from Margaret Loney of Sudbury, Ontario. In order to maintain our interest in the Scadding West claim in good standing, we must expend at least $2,400 in exploration on the claim each year.

Our objective is to conduct mineral exploration activities on the Scadding West claim in order to assess whether it possesses economic reserves of gold, copper, nickel, platinum and palladium. We have not yet identified any economic mineralization on the Scadding West claim. Our proposed exploration program is designed to search for an economic mineral deposit.

Our business plan calls for us to spend $15,000 on the recommended phase one and two exploration programs on the claim. In addition, we anticipate spending an additional $20,000 on administrative expenses in the next 12 months. Our cash on hand as at October 12, 2005 is $26,165.

We have no revenues or operations, have achieved losses since our inception and currently rely upon the sale of our securities to fund operations. Aside from our cash on hand and our interest in the Scadding West mineral claim, we do not have any other assets, whether tangible or intangible, such as plant, property or equipment.

Aside from William Stewart, our sole director and executive officer, we do not have any employees.

We were incorporated on July 20, 2004 under the laws of the state of Nevada. Our principal offices are located at 9544 South Chesapeake Street, Highlands Ranch, Colorado, 80126. Our telephone number is (970) 567-7717.

The Offering:

Securities Being Offered               Up to 3,125,000 shares of common stock.

Offering Price                         The  selling   shareholders   will   sell
                                       our  shares at $0.05 per share  until our
                                       shares  are  quoted  on the OTC  Bulletin
                                       Board,   and   thereafter  at  prevailing
                                       market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering                  The selling  shareholders will  determine
                                       when and how they will sell the common stock offered in this prospectus.

Termination of the Offering            The  offering  will  conclude when all of
                                       the 3,125,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be            5,125,000 shares of our common stock  are
Issued                                 issued  and outstanding as  of  the  date
                                       of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.


Use of  Proceeds                       We will not receive any proceeds from the
                                       sale of the common stock by the selling shareholders.


Summary Financial Information

Balance Sheet

                                  June 30, 2005

Cash                                                                    $34,745
Total Assets                                                            $34,745
Liabilities                                                                  $0
Total Stockholders' Equity                                              $34,745

Statement of Operations

                              From Incorporation on
                         July 20, 2004 to June 30, 2005

Revenue                                                                     $ 0
Net Loss and Deficit                                                  ($18,005)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Scadding West claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration  of the  Scadding  West  claim.  While we have  sufficient  funds to conduct the recommended phase one and two exploration programs on the claim, which are estimated to cost $5,000 and $10,000 respectively, we will need additional funds to complete any additional exploration and to cover anticipated administrative expenses. Even after completing an additional phase of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE ONLY HAVE SUFFICIENT CAPITAL FOR INITIAL EXPLORATION OF THE SCADDING WEST CLAIM, WE MAY NEED TO SELL ADDITIONAL SHARES TO FUND OPERATIONS, WHICH WILL DILUTE THE INTERESTS OF INVESTORS IN THIS OFFERING.

Our current capital is only sufficient to cover the initial two phases of exploration on the Scadding West claims, as well as a portion of anticipated administrative expenses over the next 12 months. We will likely have to sell additional shares of our common stock in order to fund future operations. Any sale of shares will result in dilution to existing shareholders, which may have a negative impact on the value of their investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, HAVE NOT EARNED REVENUE AND ARE UNLIKELY TO EARN REVENUE IN THE FORESEEABLE FUTURE, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Scadding West claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 20, 2004 and to date have been involved primarily in organizational activities and the acquisition of the Scadding West claim. We have not earned any revenues as of the date of this prospectus and are unlikely to earn revenue in the foreseeable future. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Scadding West Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The  search  for  valuable  minerals  as a  business  is  extremely  risky.  The likelihood of our mineral claim containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Scadding West claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan. In such circumstances, we intend to acquire an interest in an alternative mineral property in order to assess its potential to contain a mineral deposit.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF METALS ON THE SCADDING WEST CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Scadding West claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the Scadding West claim into commercial production. We may not be able to obtain such financing.

BECAUSE WILLIAM STEWART ACTS AS OUR SOLE DIRECTOR AND OFFICER, HE WILL BE THE ONLY PERSON RESPONSIBLE FOR ALL ASPECTS OF OUR BUSINESS. IF HE IS UNABLE TO ADEQUATELY MAINTAIN PROPER DISCLOSURE, CONTROLS AND PROCEDURES, OUR OPERATIONS WILL SUFFER.

Our sole director and officer, Mr. William Stewart, will be the only person responsible for our managerial responsibilities. As such, he will have ultimate authority with respect to our business decisions, our disclosure and our implementation of accounting controls and procedures. If Mr. Stewart is unable to properly institution such procedures and comply with reporting obligation requirements, our operations may be adversely impacted.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. William Stewart, intends to devote approximately 15% of his business time providing his services to us. While Mr. Stewart presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Stewart from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

William Stewart, our sole director, has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. He has not completed any education in the fields of geology or mining engineering.

As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. As well, his decisions may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,125,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and pursuant to a mineral Scadding West Property purchase agreement. The shares include the following:

1.       2,825,000  shares  of  our common  stock that the selling  shareholders acquired from us in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and was
         completed on February 18, 2005. The aggregate proceeds from the offering were $28,250;

2. 300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and was completed on March 31, 2005. The aggregate proceeds from the offering were $15,000;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.       the number of shares owned by each prior to this offering;
2.       the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.       the percentage owned by each upon completion of the offering.

                                                            Total Number of
                                                            Shares to be       Total Shares      Percent Owned
                                         Shares Owned       Offered for        Owned Upon        Upon Completion
                                         Prior to this      Selling            Completion of     of this Offering
                                         Offering           Shareholders       this Offering
Name of Selling Stockholder                                 Account
------------------------------------------------------------------------------------------------------------------
Robert G. Austin                         150,000            150,000            Nil               Nil
7557 S. Filmore Way
Centennial, CO  80122

Jeff Brubaker                            200,000            200,000            Nil               Nil
455 Poplar Ln
Boulder, CO  80304

Mitch Burroughs                          100,000            100,000            Nil               Nil
1716 E. Lincoln Ave #1
Ft. Collins CO  80524

Mike Caple                               100,000            100,000            Nil               Nil
7550 S. Blackhawk St. #11303
Englewood, CO  80112

Michael John Cook                        150,000            150,000            Nil               Nil
2911 E. Wyecliff Way
Highlands Ranch, CO  80126

Charles B. Davis                         250,000            250,000            Nil               Nil
5693 East Valley Hi Dr
Parker, CO  80138

Stephen L. Eggleston                     125,000            125,000            Nil               Nil
7971 Arrowhead Ct.
Littleton, CO  80124

Dean Galbreath                           100,000            100,000            Nil               Nil
9506 S. Harford Ct.
Highlands Ranch, CO  80126

Charles L Gamber                         100,000            100,000            Nil               Nil
3940 W. 66th Ave.
Arvada, CO  80003

Dennis C. Grover                         150,000            150,000            Nil               Nil
7225 Oak Hills Trail
Colorado Springs, CO  80919

John Herzog                              100,000            100,000            Nil               Nil
17790 E. Purdue Pl
Aurora, CO  80013

Jason Knox                               250,000            250,000            Nil               Nil
1920 S Asbury
Colorado Springs, CO  80919

John Kobar                               250,000            250,000            Nil               Nil
7177 E Mineral Dr.
Englewood, CO  80112

Kevin S. Knoll                           150,000            150,000            Nil               Nil
7584 S Mt. Marcy
Littleton, CO  80127

Bradley R. Morrell                       100,000            100,000            Nil               Nil
12842 W. Jewel Circle
Lakewood, CO  80228

Benjamin K. Peal                         250,000            250,000            Nil               Nil
6725 Winnipeg Circle, #105
Aurora, CO 80016

Donald W. Prosser                        150,000            150,000            Nil               Nil
4565 E. Mexico Ave., # 17
Denver, CO  80222

Orland Stewart                           150,000            150,000            Nil               Nil
9544 Chesapeake St.
Highlands Ranch, CO  80126

                                                            Total Number of
                                                            Shares to be       Total Shares      Percent Owned
                                         Shares Owned       Offered for        Owned Upon        Upon Completion
                                         Prior to this      Selling            Completion of     of this Offering
                                         Offering           Shareholders       this Offering
Name of Selling Stockholder                                 Account
------------------------------------------------------------------------------------------------------------------
Iaonnis Andrianakos                      20,000             20,000             Nil               Nil
7472 S. Odessa Circle
Aurora, CO 80016

Jim Cunningham                           20,000             20,000             Nil               Nil
758 Meadow Lane
Marble, CO 81623

Patricia K. Davies                       20,000             20,000             Nil               Nil
6917 Parfet St.
Arvada, CO  80004

H. Jay Harkins                           20,000             20,000             Nil               Nil
1732 Wazee St, # 206
Denver, CO  80202

Konstantinos M. Kalasountas              20,000             20,000             Nil               Nil
11233 E Berry Dr.
Englewood, CO  80111

Phil Levy                                20,000             20,000             Nil               Nil
2250 S Kipling
Lakewood, CO  80227

Carl Mattei                              50,000             50,000             Nil               Nil
2907 West Deer Creek Trail
Highlands Ranch, CO 80129

James E. Millen, III                     25,000             25,000             Nil               Nil
8910 Edgefield Dr.
Colorado Springs,  CO  80920

Patricia Ringeman                        20,000             20,000             Nil               Nil
8783 Quail Glen Dr.
Colorado Springs, CO  80920

Gary Robinson                            20,000             20,000             Nil               Nil
4382 S Dover Ct.
Littleton, CO  80123

Christian Stein                          20,000             20,000             Nil               Nil
4769 S Winterbrook Dr.
Highlands Ranch, CO  80126

Delbert Stiewart                         20,000             20,000             Nil               Nil
5402 S Green Way
Littleton, CO  80127

George Wolff                             25,000             25,000             Nil               Nil
16259 W. 10th Ave. E-2
Golden, CO  80401


Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,125,000 shares of common stock outstanding on the date of this prospectus.

Orland Stewart is the brother of William Stewart.

Otherwise, none of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)      has ever been one of our officers or directors; or

(3)      is a broker-dealer or affiliate of a broker dealer.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $16,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

o contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
o contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
o contains a toll-free telephone number for inquiries on disciplinary actions;
o defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
o contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

o        with bid and offer quotations for the penny stock;
o details of the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities. Regulation M deems it unlawful for us, a selling security holder or any other distribution participant to bid for, purchase, or attempt to induce any person to bid for or purchase, our shares of common stock during the period beginning on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution. In order to ensure compliance with this regulation, we will advise each selling security holder of the regulation and advise our transfer agent not to process any share transfers during the restricted period.

                                Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

          Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director                         Age
--------------------------------------------------------------------------------
William Stewart                          44

Executive Officers:

Name of Officer                          Age              Office
--------------------------------------------------------------------------------
William Stewart                          44               President,  Secretary,
                                                          Treasurer   and  Chief
                                                          Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. William Stewart has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on July 20, 2004. In 1983, he graduated from the University of Denver with a bachelor's degree in business administration. From December 2001 to present Mr. Stewart has acted as a director and secretary of Arete Industries, Inc., a Niwot, Colorado based reporting company involved in the oil and gas sector. He also acts as president and chairman of the board of directors of Arete Industries, Inc.'s subsidiary, Colorado Oil and Gas, Inc.

From  1994  to the present,  Mr. Stewart has also acted as the principal of S.W.
Gordon  Capital,  Inc., a private  company  involved  in  providing   consulting
services relating to corporate finance, merger and acquisitions transactions.

Mr. Stewart does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Stewart intends to devote approximately 15% of his business time to our affairs. The remainder of his business time is devoted to his positions with Arete Industries, Inc. and its subsidiary, Colorado Oil and Gas, Inc. As these companies are solely involved in the oil and gas business, there will not be a conflict between their business activities and ours.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than William Stewart, our sole officer and director.

         Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                                                Amount of
Title of Class          Name and address                                        beneficial        Percent of class
                        of beneficial owner                                     ownership
------------------------------------------------------------------------------------------------------------------
Common stock            William Stewart                                         2,000,000         39.02%
                        9544 South Chesapeake Street
                        Highlands Ranch, Colorado 80126
Common stock            All officers and directors as a group that consists     2,000,000         39.02%
                        of two people

The percent of class is based on 5,125,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 28, 2005, there were 5,125,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Bradford J. Lam has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C., Certified Public
Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure  Of  Commission  Position   Of  Indemnification  For  Securities  Act
                                  Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on July 20, 2004 under the laws of the state of Nevada. On that date, William Stewart was appointed as our sole director. As well, Mr. Stewart was appointed as our president, secretary, treasurer and chief executive officer.

                             Description Of Business

In General

We have commenced operations as an exploration stage company. An "exploration stage company" includes all issuers engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. Development stage companies are engaged in the preparation of an established commercially minable deposit (reserves) for its extraction, which are not in the production stage. Production stage companies are engaged in the exploitation of a mineral deposit (reserve).

We have no revenues or operations, have achieved losses since our inception and currently rely upon the sale of our securities to fund operations.

We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in one mineral claim known as the Scadding West claim. This interest does not confer any real property rights. We solely own the right to explore the Scadding West claim for minerals and extract them from the surface and subsurface of the property. The owner of the real property interest in the land covered by the Scadding West claim is the government of Canada. Because the land covered by our mineral claim is in a remote, undeveloped area, we do not anticipate any conflict between our proposed exploration activities and the government's interest.

In the course of our exploration programs, we will be required to return the property to as close as possible to its original state. This is known as reclamation. Reclamation may include planting trees, moving earth and filing holes that we create during exploration. Due to minimal land disturbance, we will not be required to conduct any reclamation activities on the Scadding West claim after the planned phase one and two programs. When our exploration program proceeds to the drilling stage, we may be required to post small bonds if the rights of a private land owner may be affected. We anticipate that the cost of a bond for a phase three drilling program and any required reclamation would not exceed $5,000.

There is no assurance that a commercially viable mineral deposit exists on the Scadding West claim. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Scadding West claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Scadding West claim in order to ascertain whether it possesses economic quantities of gold, copper, nickel, platinum and palladium. There can be no assurance that an economic mineral deposit exists on the Scadding West claim until appropriate exploration work is completed. An "economic mineral deposit" exists on a claim when an independent geologist or engineer determines that the property contains sufficient mineralization that mining operations would be profitable.

Even if we complete our proposed exploration programs on the Scadding West claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

If our proposed exploration programs are not successful in identifying economic mineralization on the Scadding West mineral claim, we intend to acquire an interest in an alternative mineral property in order to assess its potential to contain a mineral deposit.

Property Purchase Agreement

On April 26, 2005, we entered into a mineral purchase and sale agreement with Margaret Loney of Sudbury, Ontario whereby she sold to us a 100% undivided right title and interest in one mineral claim located in the Scadding Township, Sudbury Mining Division, Ontario, Canada. We acquired this interest in the Scadding West claim by paying Margaret Loney $7,500.

Description, Location and Access

The Scadding West claim is located approximately 33 kilometers northeast of the city of Sudbury. The property is centered at approximately 46(0)39' north latitude and 80(0)39' west longitude. The property is accessed by travelling west from the Kukagami Lake road along several old trails and logging roads. Alternatively, it can be accessed via the Wanapitei River which passes near the southwest corner of the mining claim. While the existing roads are sufficient for any anticipated exploration on the Scadding West property, we would want to improve the roads, at an approximate cost of $20,000, if we proceeded to the mining stage.

The region of the Scadding West property is considered to have a humid, high cool temperate ecoclimate with an average mean annual temperature of 3.5(0) Celsius. Average daily temperature range in the summer is from 11.8(0) to 23.1(0) Celsius, while in winter, the average range is from -16.8(0) to -6.9(0) Celsius. Average annual precipitation is 872 millimeters and snow cover is deepest in January and February, with an average depth of 0.40 meters.

The land is dominated by a cover of mixed wood forest that includes sugar maple, yellow birch, poplar, eastern hemlock, eastern white pine and red pine. Other species found in wet regions include the red maple, black ash, white spruce, tamarack and eastern white cedar. The area is well-glaciated, characterized by ridged to hummocky rock outcrops that may be covered in whole or part by glacial moraines and till.

Title to the Claim

The Scadding West property consists of one mineral claim comprising 192 hectares. A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals. The claim is registered with the Ontario government under claim number S-998541. The claim expires on January 27, 2006. In order to extend this expiry date on an annual basis, we must incur at least $2,400 in exploration work on the claim prior to the expiry date. Otherwise, we will lose our ownership of the claim comprising the Scadding West property.

Mineralization

Geologically, the most prominent feature in the area of the Scadding West claim is an igneous complex of rocks. Igneous rocks are formed from molten lava which has hardened on or below the surface of the earth. Minerals contained in these rocks are dyke-related, that is, they are contained in a tabular body of igneous rock that cuts across the structure of adjacent rocks, and are hosted by quartz diorite, norite and gabbro rocks. Quartz diorite is a medium-gray-colored, coarse-grained, igneous rock, often with a "salt-and-pepper" appearance. Norite is a coarsely crystalline igneous rock containing the mineral labradorite as the main component. Gabbro is a dark, coarse-textured, heavy rock composed of calcium feldspar and augite with a small amount of quartz.

Exploration History, infrastructure and Condition of the Property

No known exploration has been conducted on the Scadding West claim. As such, the Scadding West claim does not contain any mineral workings. As well, there is no equipment, power source or other infrastructure facilities located on the property. We will use portable power generators if we require a power source for exploration of claim. Proposed exploration will focus on a northwest trending fault that cuts through the northern part of the claim.

Geology Report

We retained Dr. Scott Jobin-Bevans, a professional geoscientist, to complete an evaluation of the Scadding West claim and to prepare a geology report on the claim.

Based on his review, Dr. Jobin-Bevans concludes that the Scadding West claim warrants further exploration due to its potential to contain economic quantities of gold, copper, nickel, platinum and palladium.

Dr. Jobin-Bevans recommends an initial exploration program consisting of two phases. The first phase would consist of a review of existing data concerning the property, geological mapping and sampling. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

The first phase is estimated to cost $5,000 and would consist of the following:

         Geological Review                           $   500
         Geological Mapping and Sampling             $ 2,500
         Report writing/consulting                   $ 1,500
         Operating Supplies                          $   500
         Total                                       $ 5,000

The second phase would consist of geophysical surveying, as well as follow-up mapping and sampling.

The second phase would cost approximately $10,000 and would consist of the following:

         Geophysical survey                          $ 6,250
         Follow-up Mapping and Sampling              $ 1,500
         Report writing/consulting                   $ 1,500
         Operating Supplies                          $   750
         Total                                       $10,000

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. While we do not require any authorization to proceed with the initial two phases of the recommended exploration program, we will be required to obtain work permits from the Ontario Ministry of Northern Development and Mines for any subsequent drilling program and any other exploration work that results in a physical disturbance to the land if the program calls for the disturbance of more than 10,000 square meters of the property surface, or such areas that would total that amount when combined. A work permit is also required for the erection of structures on the property. There is no charge to obtain a work permit under the Mining Act.

When our exploration program proceeds to the drilling stage, we may be required to post small bonds if the rights of a private land owner may be affected. We anticipate that the cost of a bond for the phase three drilling program would not exceed $5,000.

We may also be required to file statements of work with the Ministry of Northern Development and Mines. Such statements would be filed following the completion of the exploration and would cost approximately $500. The filing of statements of work would not have any impact on the timing or completion of our exploration program. We will also be required to undertake remediation work on any exploration that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We will not incur any regulatory compliance costs in the first two phases of proposed exploration. The amount of these costs for subsequent exploration phases is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Scadding West claim consisting of a geological mapping, prospecting and geochemical sampling. We anticipate that these exploration programs will each cost approximately $5,000 and $10,000 respectively.

We commenced the phase one exploration program on the Scadding West claim in October 2005. The program should take approximately up to a one month to complete. We will then undertake the phase two work program during the spring of 2006. This program will take approximately one month to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $20,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

While we have enough funds to cover the cost   of   our exploration programs, we
will       require   additional  funding  in  order  to     cover    anticipated
administrative fees and to proceed with any additional recommended exploration on the Scadding West claim following the completion of the phase two program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

If our proposed exploration programs are not successful in identifying economic mineralization on the Scadding West mineral claim, we intend to acquire an interest in an alternative mineral property in order to assess its potential to contain a mineral deposit. It is likely that we would have to raise additional funding in order to acquire an interest in an additional mineral claim and would sell shares of our common stock to obtain this financing.

Results Of Operations For The Period From Inception Through June 30, 2005

We have not earned any revenues from our incorporation on July 20, 2004 to June 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Scadding West claim, which is doubtful. We have only recently commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Scadding West claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $18,005 for the period from our inception on July 20, 2004 to June 30, 2005. These operating expenses were comprised of mineral property acquisition costs of $7,500, administration and management expenses of $5,000, legal and accounting costs of $3,000, office expenses of $2,500 and bank charges of $5.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.

                             Description Of Property

We own the mineral exploration rights relating to the Scadding West mineral claim. We do not own any real property interest in the Scadding West claim or any other property.

                 Certain Relationships And Related Transactions

We record rent expense of $250 per month for the use of office space that our president, William Stewart donates to us. As well, we record compensation expense of $500 per month for administrative and management services that he donates to us.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*        Any of our directors or officers;
*        Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*        Our sole promoter, William Stewart;
*        Any member of the immediate family of any of the foregoing persons.

            Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  32  registered
shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock are available for resale to the public after December 15, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 51,250 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on July 20, 2004 to June 30, 2005 and the subsequent period to the date of this prospectus.

                               Annual Compensation

                                                                          Restrict-ed  Options/SARS LTP payouts
                                                               Other      Stock        (#)          ($)
Name               Title      Year      Salary     Bonus       Comp.      Awarded
---------------------------------------------------------------------------------------------------------------
William Stewart    Pres,      2005      $0         0           0          0            0            0
                   Sec,
                   Treas,
                   CEO, &
                   Dir

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Stewart any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1.       Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending June 30, 2005, including:

         a.       Balance Sheets;

         b.       Statements of Operations;

         c.       Statements of Stockholders' Equity;

         d.       Statements of Cash Flows; and

         e.       Notes to Financial Statements

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                                  June 30, 2005

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                              Financial Statements



                                TABLE OF CONTENTS


                                                                   Page

REPORT OF INDEPENDENT REGISTERED
    PUBLIC ACCOUNTING FIRM                                          1


FINANCIAL STATEMENTS

         Balance sheet                                              2
         Statement of operations                                    3
         Statement of stockholders' equity                          4
         Statement of cash flows                                    5
         Notes to financial statements                              7

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Host Ventures, Inc.
Highlands Ranch, Colorado

I have audited the accompanying balance sheet of Host Ventures, Inc. (An Exploration stage company) as of June 30, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from July 20, 2004 (inception) through June 30, 2005. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Host Ventures, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the period from July 20, 2004 (inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

Aurora, Colorado                                       Ronald R. Chadwick, P.C.
September 26, 2005                                     RONALD R. CHADWICK, P.C.

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                                  June 30, 2005

                                     ASSETS
Current assets
   Cash                                                              $ 34,745
                                                                    -----------
     Total current assets                                              34,745
                                                                    -----------
Total Assets                                                         $ 34,745
                                                                    ===========
                       LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities                                                          $      -
                                                                    -----------

Stockholders' Equity
    Common stock, $.001 par value;
      75,000,000 shares authorized;
      5,125,000 issued and outstanding                                  5,125
     Additional paid in capital                                        47,625
     Deficit accumulated during the exploration stage                 (18,005)
                                                                    -----------
Total Stockholders' Equity                                             34,745
                                                                    -----------
Total Liabilities and Stockholders' Equity                           $ 34,745
                                                                    ===========




    The accompanying notes are an integral part of the financial statements.

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATIONS
                 July 20, 2004 (Inception) Through June 30, 2005

Revenue                                                           $           -
                                                                 ---------------
Expenses:
   Bank charges                                                               5
   Legal & accounting                                                     3,000
   Mining property expenses                                               7,500
   Office expense                                                         2,500
   Administration and management                                          5,000
                                                                 ---------------
                                                                         18,005
                                                                 ---------------

Loss from operations                                                    (18,005)
                                                                 ---------------

Other income (expense)                                                        -
                                                                 ---------------
Income (loss) before provision for income taxes                         (18,005)
                                                                 ---------------

Provision for income tax                                                      -
                                                                 ---------------
Net income (loss)                                                 $     (18,005)
                                                                 ===============
Net income (loss) per share
(Basic and fully diluted)                                         $       (0.01)
                                                                 ===============
Weighted average number of
common shares outstanding                                             2,745,909
                                                                 ===============






    The accompanying notes are an integral part of the financial statements.
                                        3

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                   Deficit
                                                                                                    Accum.
                                                                                                 During the        Stock
                                                         Common Stock               Paid In       Exploration      holders'
                                                      Shares         Amount         Capital          Stage         Equity
--------------------------------------------------------------------------------------------------------------------------------
Balances at July 20, 2004                                  -           $ -            $ -              $ -             $ -

December 15, 2004,  2,000,000 shares
     of common stock issued for cash of
     $2,000 to a founder, for
     $.001 per share                               2,000,000         2,000                                           2,000

January, 2005 - February, 2005,
     2,825,000 shares of common stock
     issued for cash of $28,250 pursuant
     to a Regulation D offering,
     at .01 per share                              2,825,000         2,825         25,425                           28,250

March, 2005 - April, 2005,
     300,000 shares of common stock
     issued for cash of $15,000 pursuant
     to a Regulation D offering,
     at .05 per share                                300,000           300         14,700                           15,000

August, 2004 - April, 2005,
     Services and office space
     provided by officer                                                             7500                            7,500

Gain (loss) for the period from
    July 20, 2004 (Inception)
    through June 30, 2005                                                                          (18,005)        (18,005)

Balances at June 30, 2005                          5,125,000       $ 5,125       $ 47,625        $ (18,005)       $ 34,745



    The accompanying notes are an integral part of the financial statements.
                                        4

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
                 July 20, 2004 (Inception) Through June 30, 2005



Cash Flows From Operating Activities:
   Net income (loss) during the exploration stage                    $ (18,005)

   Adjustments to reconcile net loss to
   net cash provided by (used for)
   operating activities:
   Donated office space and services                                     7,500
   Net cash provided by (used for)                                   -----------
   operating activities                                                (10,505)
                                                                     -----------

Cash Flows From Investing Activities:                                 $      -
                                                                     -----------





                          (Continued On Following Page)



    The accompanying notes are an integral part of the financial statements.
                                        5

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
                 July 20, 2004 (Inception) Through June 30, 2005

                         (Continued From Previous Page)



Cash Flows From Financing Activities:
  Sale of common stock                                                   45,250
    Net cash provided by (used for)                                   ----------
    financing activities                                                 45,250
                                                                      ----------
Net Increase (Decrease) In Cash                                          34,745

Cash At The Beginning Of The Period                                           -
                                                                      ----------
Cash At The End Of The Period                                          $ 34,745
                                                                      ==========

Schedule Of Non-Cash Investing And Financing Activities
-------------------------------------------------------
None

Supplemental Disclosure
-----------------------
Cash paid for interest                                                 $      -

Cash paid for income taxes                                             $      -




    The accompanying notes are an integral part of the financial statements.

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Host Ventures, Inc. (the "Company"), was incorporated in the State of Nevada on July 20, 2004. The Company was formed to engage in the acquisition, exploration, and production of precious minerals. The Company may also engage in any other business permitted by law, as designated by the Board of Directors of the Company.

Exploration Stage
-----------------
The Company is currently in the exploration stage and has no significant operations to date.

Cash and cash equivalents
-------------------------
The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax
----------
The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fiscal year
-----------
The Company employs a fiscal year ending June 30.

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):


Net income (loss) per share
---------------------------
The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Revenue recognition
-------------------
Revenue is recognized on an accrual basis as earned under contract terms. The Company has had no revenue to date.

Mineral Properties
------------------
Costs of acquiring specific mineral properties are capitalized on a property by property basis. Mineral properties are periodically assessed for impairment of value and any impairments are charged to operations at the time of impairment. Should a property be sold or abandoned, its capitalized costs are charged to operations and gain or loss recognized. The Company recorded an expense of $7,500 in fiscal year 2005 for amounts expended to acquire a mining lease.

Financial Instruments
---------------------
The carrying value of the Company's financial instruments, including cash and cash equivalents, as reported in the accompanying balance sheet, approximates fair value.

Recent Accounting Pronouncements
--------------------------------
In November 2004, the FASB issued SFAS No. 151, "Inventory Costs (An Amendment of ARB No. 43, Chapter 4)". SFAS 151 amends and clarifies financial accounting and reporting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The Company has adopted the provisions of SFAS No. 151 which are effective in general for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions (An Amendment of FASB Statements No. 66 and 67)". SFAS 152 amends FASB 66 and 67 to reference the accounting and reporting guidance for real

                               HOST VENTURES, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

estate time-sharing transactions provided for in AICPA Statement of Position 04-2. of The Company has adopted the provisions of SFAS No. 152 which are effective for financial statements for fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In December 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets (An Amendment of APB No. 29)". SFAS 153 amends Opinion 29 to eliminate the fair value accounting exception for nonmonetary exchanges of similar productive assets, and replaces that exception with a general exception for nonmonetary assets that do not have commercial substance. The Company has adopted the provisions of SFAS No. 153 which are effective in general for nonmonetary asset exchanges occurring in fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In March 2005, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS 123(r) requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The Company has adopted the provisions of SFAS No. 123(r) which are effective in general for transactions entered into or modified after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In August 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 154, "Accounting Changes and Error Corrections." SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle, requiring in general retrospective application to prior periods' financial statements of changes in accounting principle. The Company has adopted the provisions of SFAS No. 154 which are effective for accounting changes and corrections of errors beginning after December 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

NOTE 2.  RELATED PARTY TRANSACTIONS

The Company recorded rent expense of $250 per month for the use of office space donated to the Company by an officer. Total rent expense under this arrangement was $2,500. The Company also recorded compensation expense of $500 per month ($5,000 total) for administrative and management services donated to the Company by an officer.

NOTE 3.  INCOME TAXES

At June 30, 2005 the Company had a net operating loss carryforward for tax purposes of approximately $10,000 which will expire in 2025. The deferred tax asset of $2,000 created by the net operating loss has been offset by a 100% valuation allowance. The change in the valuation allowance in 2005 was $2,000.

         Changes In And Disagreements With Accountants on Accounting and
                              Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)      such indemnification is expressly required to be made by law;

(2)      the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)      such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                  $    18.39
Transfer Agent fees                                                  $ 1,500.00
Accounting and auditing fees and expenses                            $ 3,500.00
Legal fees and expenses                                              $10,000.00
Edgar filing fees                                                    $ 1,500.00
                                                                     ----------
Total                                                                $16,518.39
                                                                     ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to our president, William Stewart, on December 15, 2004. The total amount received from this offering was $2,000. These shares were issued pursuant to section 4(2) of the Securities Act. Mr. Stewart is a sophisticated and accredited investor who has thorough knowledge of our business and affairs. The issuance of shares to Mr. Stewart did not constitute a public offering of securities. Mr. Stewart's securities are restricted pursuant to Rule 144.

We completed an offering of 2,825,000 shares of our common stock at a price of $0.01 per share to a total of 18 purchasers on February 18, 2005. The total amount received from this offering was $31,250. These shares were issued pursuant to Rule 504 of Regulation D of the Securities Act. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The purchasers in this offering were as follows:

Name of Subscriber                                      Number of Shares
--------------------------------------------------------------------------------
Robert G. Austin                                        150,000
Mitch Burroughs                                         100,000
Jeff Brubaker                                           200,000
Mike Caple                                              100,000
Michael John Cook                                       150,000
Charles B. Davis                                        250,000
Stephen L. Eggleston                                    125,000
Dean Galbreath                                          100,000
Charles L. Gamber                                       100,000
Dennis C. Grover                                        150,000
John Herzog                                             100,000
Jason Knox                                              250,000
John Kobar                                              250,000
Kevin S. Knoll                                          150,000
Bradley R. Morrell                                      100,000
Benjamin K. Peal                                        250,000
Donald W. Prosser                                       150,000
Orland Stewart                                          150,000

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

We completed an offering of 300,000 shares of our common stock at a price of $0.05 per share to a total of 13 purchasers on March 31, 2005. The total amount received from this offering was $15,000. These shares were issued pursuant to Rule 504 of Regulation D of the Securities Act. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The purchasers in this offering were as follows:

Name of Subscriber                                      Number of Shares
--------------------------------------------------------------------------------
Iaonnis Andrianakos                                     20,000
Jim Cunningham                                          20,000
Patricia K. Davies                                      20,000
H. Jay Harkins                                          20,000
Konstantinos M. Kalasountas                             20,000
Phil Levy                                               20,000
Carl Mattei                                             50,000
James E. Millen III                                     25,000
Patries Ringman                                         20,000
Gary Robinson                                           20,000
Christian Stein                                         20,000
Delbert Stiewart                                        20,000
George Wolff                                            25,000

                                    Exhibits
Exhibit
Number             Description


3.1*              Articles of Incorporation
3.2*              Bylaws
5.1**             Legal opinion of Bradford J. Lam, with consent to use
10.1*             Mineral property purchase agreement dated April 26, 2005
23.1              Consent   of   Ronald  P.  Chadwick,  P.C.,  Certified  Public
                  Accountant
23.2***           Consent of Dr. Scott Jobin-Bevans, Professional Geoscientist
99.1*             Location map
99.2**            Subscription agreement

* filed as an exhibit to our registration statement filed on July 11, 2005 ** filed as an exhibit to our registration statement filed on August 22, 2005 *** filed as an exhibit to our registration statement filed on October 12, 2005

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         a. include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

         c. include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Highlands Ranch, State of Colorado on October 31, 2005.

                                            Host Ventures Inc.

                                            By: /s/ William Stewart
                                            ------------------------------
                                            William Stewart
                                            President,   Secretary,   Treasurer,
                                            Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE             CAPACITY IN WHICH SIGNED                        DATE

/s/ William Stewart   President, Secretary, Treasurer, Chief    October 31, 2005
-------------------   Executive Officer, principal accounting
William Stewart       officer, principal financial officer and
                      Director



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